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                                AMENDMENT NO. 1            EXHIBIT (10)(a)(2)
                                      TO
                            UNIT PURCHASE AGREEMENT

    This Amendment No.1 to the Unit Purchase Agreement (the "AMENDMENT") is entered into as of June 21, 2001 by and among NorthWestern Corporation, a Delaware corporation ("PURCHASER"), Touch America Holdings, Inc., a Delaware corporation ("SELLER") and The Montana Power Company, a Montana corporation ("MPC"). This Amendment is entered into as a material part of the consideration under, and pursuant to the terms of the Unit Purchase Agreement (the "UPA") dated as of September 29, 2000 by and among Purchaser, Seller and MPC. Capitalized terms not otherwise defined herein have the meanings set forth in the UPA.

    WHEREAS, the parties hereto desire to amend the UPA as set forth below, and otherwise to affirm in all respects the terms and conditions of the UPA;

    NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto agree as follows:

    FIRST. AMENDMENT TO SECTION 4.18. Section 4.18 is hereby replaced in its entirety and shall read as follows:

    "4.18. POWER SUPPLY.

        (a) Seller and MPC agree to advise, consult and cooperate with Purchaser regarding steps to be taken to manage power supply risks, including
    (i) securing power to replace that currently supplied under the wholesale buyback agreement with PPL Montana LLC that expires on June 30, 2002, and
    (ii) supplying MPC's residual customer load in full in the event the PSC proceeding on default supplier rules is not resolved by June 30, 2002, or if MPC's default supplier role is extended beyond July 1, 2002. Seller and MPC agree to take reasonable and prudent steps to mitigate such risk, including contracting for additional power supply, and to consult and cooperate with Purchaser in the taking of such steps.

        (b) Prior to Closing, MPC shall transfer and assign to Seller, or to an Affiliate of Seller (other than the Company or any of the Subsidiaries), and such assignee shall expressly assume, the ASiMI Contract in accordance with the terms thereof and pursuant to all applicable Laws. As of the date of such assignment, all liabilities, obligations, risks and responsibilities of MPC with respect to the ASiMI Contract shall become liabilities, obligations, risks and responsibilities solely of Seller or an Affiliate of Seller. Neither Purchaser or MPC nor any of their officers, directors, stockholders, representatives, agents, successors or assigns (including the Company) shall have any obligation, liability, risk, or responsibility in relation to the ASiMI Contract, PROVIDED, HOWEVER, THAT to the extent required to accomplish delivery of power to ASiMI under the contract as assigned, MPC may enter into a transmission or distribution services agreement with Seller or Seller's Affiliates on the same terms and conditions as MPC's standard form transmission or distribution services agreement under its then applicable filed tariff, including payment of the standard charges therefor. Seller shall use commercially reasonable efforts to obtain the written release of MPC and its successors (including the Company) from all past and future liability under the ASiMI Contract. From and after the effective date of the First Amendment, neither Seller nor MPC shall have any obligation to consult with Purchaser regarding steps taken to mitigate risk relating to the ASiMI Contract. From and after the effective date of the First Amendment, other than this SECTION 4.18(B) and
    SECTION 6.11, none of the representations, warranties, covenants or agreements of Seller or MPC under the UPA shall apply to the ASiMI Contract or to any actions taken by Seller or MPC with respect to the ASiMI Contract.

    SECOND. NEW SECTION 6.11. New Section 6.11 is hereby added to the UPA to read as follows:

        "6.11 TRANSFER OF THE ASIMI CONTRACT: Prior to Closing, (i) MPC shall have transferred and assigned the ASiMI Contract, in accordance with the terms thereof and pursuant to all applicable

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    Laws, to Seller or to an Affiliate of Seller in accordance with
    Section 4.18(b), (ii) the ASiMI Contract shall have been assumed by Seller or such Affiliate as provided in Section 4.18(b), and (iii) Seller or Seller's Affiliate shall have made all required filings and obtained all required consents, in connection with the ASiMI Contract and the transfer thereof, in each instance to Purchaser's reasonable satisfaction. Seller shall have provided a certificate of an officer of Seller or Seller's Affiliate that the assignee is ready and capable of fulfilling the ASiMI Contract and has made all required filings and obtained all required consents incident thereto and the transfer thereof."

    THIRD. AMENDMENT TO SECTION 10.02(A). Section 10.02(a) is hereby replaced in its entirety and shall read as follows:

        "Indemnification for Restructuring; Divestiture; Oil and Gas Sale; ASiMI Contract. (a) Seller agrees to indemnify Purchaser Indemnitees in respect of and hold each of them harmless from and against any Adverse Consequences suffered, incurred or sustained by any of them and resulting from, arising out of or relating to (i) the Restructuring and/or the Divestiture,
    (ii) any aspect of the business of Seller (other than the Company and the Subsidiaries), (iii) regulatory requirements with respect to the use of the proceeds of the Oil and Gas Sale, (iv) the ASiMI Contract or any failure of performance or breach thereof, including, without limitation, any Adverse Consequences related to risk of service, litigation, property damage, personal injury or tort claim or punitive or exemplary damage, regardless of whether a Third Party claim is involved or claim by ASiMI for service under the ASiMI Contract or applicable law. Solely with respect to the indemnification relating to the ASiMI Contract hereunder, notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Sections 10.06 and 10.07), upon receipt of a notice from any Purchaser Indemnitee by Seller of any such indemnification claim, Seller agrees immediately to take whatever steps are necessary to assume the defense of the claim and hold the Purchaser harmless at Seller's sole cost and expense and immediately to reimburse any expenses incurred or to be incurred by any Purchaser Indemnitee as a result of such claim. Thereafter, Seller shall immediately advance any and all costs and expenses incurred by any Purchaser Indemnitee, including, without limitation, costs and expenses incurred by any Purchaser Indemnitee to defend any Third Party claim against it. Such advances or reimbursements, as the case may be, shall be made by Seller to a Purchaser Indemnitee, immediately upon submission by such Purchaser Indemnitee of a written request for advance or reimbursement, along with reasonable evidence of costs or expenses incurred. Seller's obligations under this Section 10.02 shall survive indefinitely. In the event that Seller enters into any agreement to merge, or to sell its assets or otherwise enters into any transaction the effect of which is that other party to such agreement or arrangement effectively becomes the successor to Seller, the successor shall expressly assume all the obligations and duties in relation to this Agreement.

    FOURTH. AMENDMENTS TO SECTION 12.01. Section 12.01 is hereby amended as follows:

        (i) The following definition is hereby added to Section 12.01:

           "ASIMI CONTRACT" means the Agreement For Electric Service by and between MPC and Advanced Silicon Materials, Inc. ("ASIMI") dated
       March 21, 1996, as amended from time to time, and the Agreement between The Montana Power Trading & Marketing Company and ASiMI dated as of June 1, 1998, as amended from time to time, and any agreements entered into in connection therewith or related thereto."

        (ii) The definition of "Budget" in Section 12.01 is hereby replaced in its entirety with the following definition:

    "BUDGET" means with respect to the fiscal year 2000, the FY2000 operating budget of MPC and the Subsidiaries attached as SECTION 12.01 OF THE DISCLOSURE SCHEDULE attached to the UPA, and, with respect to the fiscal year 2001, the FY2001 operating and capital budget of MPC and the Subsidiaries which is attached hereto as Exhibit A."

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        (iii) The following definition is hereby added to Section 12.01:

           "FIRST AMENDMENT" means Amendment No. 1 to the UPA dated as of June 21, 2001, by and among Purchaser, Seller and MPC."

    FIFTH. AMENDMENT TO ANNEX I. Annex I to the UPA, the unaudited balance sheet of MPC and the Subsidiaries as of July 31, 2000, shall be modified to the extent necessary so that it does not reflect any liabilities relating to the ASiMI Contract (the "RESTATED BALANCE SHEET"). If the Restated Balance Sheet is required, it will be attached hereto in the form of Exhibit B, which shall replace and be in lieu of the Annex I currently attached to the UPA.

    SIXTH. MISCELLANEOUS. As of the date hereof, (a) Purchaser hereby forebears and waives its rights under the UPA relating to any breach or alleged breach by Seller or MPC of any provision of the UPA known to Purchaser and existing on the date hereof and (b) MPC and Seller hereby forebear and waive their rights under the UPA relating to any breach or alleged breach by Purchaser of any provision of the UPA known to MPC or Seller and existing on the date hereof. The foregoing is not intended to waive either MPC, Seller's or Purchaser's rights to require satisfaction of closing conditions as they relate to matters not addressed by this Amendment, including the parties' rights under Sections 2.09(b), 6.01 and 7.01, respectively, of the UPA.

    This Amendment shall become effective upon execution and delivery hereof.

    Except as set forth in this Amendment, the UPA shall remain in full force and effect and is hereby ratified by Purchaser, Seller and MPC.

    This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to a Contract executed and performed in such State.

    IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                                       NORTHWESTERN CORPORATION

                                                       By:  /s/ ERIC R. JACOBSEN
                                                            -----------------------------------------
                                                            Name: Eric R. Jacobsen
                                                            Title: Vice President, General Counsel

                                                       TOUCH AMERICA HOLDINGS, INC.

                                                       By:  /s/ J.P. PEDERSON
                                                            -----------------------------------------
                                                            Name: J.P. Pederson
                                                            Title: Vice President & Chief Financial
                                                            Officer

                                                       THE MONTANA POWER COMPANY

                                                       BY:  /S/ J.P. PEDERSON
                                                            -----------------------------------------
                                                            Name: J.P. Pederson
                                                            Title: Vice President & Chief Financial
                                                            Officer

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